UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 11, 2020

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

103 JFK Parkway
Short Hills, NJ 07078
(Address of principal executive offices)

(973) 921-5500
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Facility Amendment

On September 11, 2020, The Dun & Bradstreet Corporation (the “D&B Corporation”), an indirect subsidiary of Dun & Bradstreet Holdings, Inc. (the “Company”), entered into an Amendment No. 2 (the “Second Amendment”) to its credit agreement, dated February 8, 2019, by and among the D&B Corporation, Star Intermediate III, LLC, an indirect subsidiary of the Company and the holding company of the D&B Corporation, the other subsidiaries of the D&B Corporation party thereto as guarantors, the institutions party thereto as lenders and Bank of America, N.A. as Administrative Agent.

The Second Amendment (a) increases the aggregate amount available to the D&B Corporation under its senior secured revolving facility (“Revolving Facility”) from $400 million to $850 million, and (b) resets the Revolving Facility maturity date to five years, from February 8, 2024, to September 11, 2025.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Amendment No. 2 to the Credit Agreement by and among the D&B Corporation, Star Intermediate III, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Date:	September 14, 2020		Chief Legal Officer